Filed pursuant to Rule 424(b)(5)

Registration No. 333-239757

Prospectus Supplement
(To Prospectus dated August 4, 2020)

TD HOLDINGS, INC.

Up to 15,800,000 Shares of Common Stock

We are offering up to 15,700,000 shares or the Purchase Notice Shares, plus an additional 75,000 shares, or the Commitment Shares, of our common stock, $0.001 par value per share, directly to White Lion Capital LLC, a Nevada limited liability company, or White Lion Capital, under a Common Stock Purchase Agreement entered into on January 19, 2021, or the Purchase Agreement, and 25,000 shares, or the Initial Consideration Shares, of our common stock to Univest Securities, LLC, under a Placement Agency Agreement entered into on January 6, 2021, pursuant to this prospectus supplement and the accompanying prospectus.

The shares offered include (i) 75,000 Commitment Shares to be issued to White Lion Capital in consideration for entering into the Purchase Agreement, (ii) up to 15,700,000 Purchase Notice Shares with an aggregate offering price of up to $40.0 million which may be sold from time to time to White Lion Capital over the commitment term as set forth in the Purchase Agreement and (iii) 25,000 Initial Consideration Shares to Univest Securities, LLC as initial consideration for the placement and sale of our common stock under this prospectus supplement. The purchase price for the Purchase Notice Shares will be based on 90% of the lowest daily volume-weighted average price of our common stock during a valuation period, which is three business days prior to a closing of purchase notice occurs. Please see the section entitled “The White Lion Transaction” beginning on page S-10 for more details on how the price for sales of the Purchase Notice Shares will be determined.

Our shares of common stock are currently traded on the NASDAQ Capital Market under the symbol “GLG.” On January 15, 2021, the closing sale price of our shares of common stock was $1.92 per share.

The aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $128.24 million based on 79,131,207 outstanding shares of common stock, of which 66,793,932 shares are held by non-affiliates, and per share price of $1.92, which was the last reported price on the NASDAQ Capital Market of our common stock on January 15, 2021. We have offered $20,000,000 of securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement and we may sell up to approximately $80 million of securities hereunder.

We have retained Univest Securities, LLC to act as our exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase shares of our common stock. The placement agent is not purchasing or selling any of our shares of common stock offered pursuant to this prospectus supplement or the accompanying prospectus. In addition, and resulting from the terms of the Purchase Agreement, White Lion Capital is deemed as an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 19, 2021

TABLE OF CONTENTS

Prospectus Supplement

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information to the information included in this prospectus supplement and the accompanying prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On July 8, 2020, we filed with the SEC a registration statement on Form S-3 (File No. 333-239757) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on August 4, 2020. Under this shelf registration process, we may, from time to time, sell up to $100 million in the aggregate of shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights and units.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “GLG,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to TD Holdings, Inc., a Delaware corporation and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement, including the documents referred to or incorporated by reference in this prospectus supplement or statements of our management referring to our summarizing the contents of this prospectus supplement, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus supplement or our other filings with the Securities and Exchange Commission, or the SEC, include, but are not necessarily limited to, those relating to:

●	expand our customer base;

●	broaden our service and product offerings;

●	enhance our risk management capabilities;

●	improve our operational efficiency;

●	our ability to raise sufficient fund to expand our operations;

●	attract, retain and motivate talented employees;

●	a decrease in demand for automobiles renting and weakness in the automotive industry generally;

●	navigate an evolving regulatory environment; and

●	defend ourselves against litigation, regulatory, privacy or other claims.

●	Development of a liquid trading market for our securities; and

●	Our plan to maintain compliance with NASDAQ continue listing requirement

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors with which we are faced that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in this prospectus supplement and the accompanying prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement and the accompanying prospectus are based on information available to us on the date of this prospectus supplement or the accompanying prospectus, as applicable. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus supplement and the accompanying prospectus.

You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this supplement prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors”, elsewhere in this supplement prospectus, the accompanying prospectus, and in filings incorporated by reference.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

Our Company

TD Holdings, Inc. (formerly known as Bat Group, Inc.) currently engages in commodity trading business (the “Commodities Trading Business”) and supply chain service business (the “Supply Chain Service Business”) in China. The Commodities Trading Business primarily involves purchasing non-ferrous metal product from upstream metal and mineral suppliers and then selling to downstream customers. The Supply Chain Service Business primarily has served as a one-stop commodity supply chain service and digital intelligence supply chain platform integrating upstream and downstream enterprises, warehouses, logistics, information, and futures trading.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

Our Business

Commodities Trading Business

We have operated the Commodities Trading Business through Shenzhen Huamucheng Trading Co., Ltd. (“Huamucheng”) since November 2019. On November 22, 2019, Hao Limo Technology (Beijing) Co., Ltd. (“Hao Limo”), our indirectly wholly owned subsidiary, entered into a series of agreements with Huamucheng and the shareholders of Huamucheng pursuant to which we obtained control of Huamucheng (the “VIE Agreement”). On June 25, 2020, Hao Limo and Huamucheng entered into certain VIE termination agreement to terminate the Huamucheng VIE Agreement. As such, Hao Limo no longer has the control rights and rights to the assets, property and revenue of Huamucheng. At the same time, Shanghai Jianchi Supply Chain Company Limited (“Shanghai Jianchi”), our wholly-owned subsidiary incorporated in China, acquired 100% equity interest of Huamucheng from the Huamucheng shareholders for nominal consideration.

The Commodity Trading Business primarily involves purchasing non-ferrous metal product, such as aluminium ingots, copper, silver, and gold, from upstream metal and mineral suppliers and then selling to downstream customers. In connection with the Company’s commodity sales, in order to help customers to obtain sufficient funds to purchase various metal products and also help upstream metal and mineral suppliers to sell their metal products, the Company launched its Supply Chain Service Business in December 2019. The Company primarily generates revenues from bulk non-ferrous commodity products, and from providing related supply chain management services in the PRC.

Through Huamucheng’s business, we source bulk commodity products from non-ferrous metal and mines or its designated distributors and then sells to manufactures who need these metals in large quantity. We also work with upstream suppliers in the sourcing of commodities.

Supply Chain Service Business

Our Supply Chain Service Business is conducted through Shenzhen Qianhai Baiyu Supply Chain Co., Ltd. (“Qianhai Baiyu”), our wholly-owned subsidiary incorporated in China. On October 26, 2020, Huamucheng entered into certain share purchase agreements to acquire 100% shares of Qianhai Baiyu. Qianhai Baiyu is engaged in the supply chain service business and covers a full range of commodities, including non-ferrous metals, ferrous metals, coal, metallurgical raw materials, soybean oils, oils, rubber, wood and various other types of commodities. It also has a supply chain infrastructure, which includes processing, logistics, warehousing and terminals. Utilizing its customer base, industry experience, and expertise in the commodity trading industry, Qianhai Baiyu serves as a one-stop commodity supply chain service and digital intelligence supply chain platform integrating upstream and downstream enterprises, warehouses, logistics, information, and futures trading.

The acquisition of Qianhai Baiyu has laid a solid foundation for the Company to further expand its operations in the commodity supply chain field. The Company plans to strengthen and upgrade its supply chain services platform by introducing a systematic quantitative risk control system, which will be based on the Qianhai Baiyu’s massive historical market data and complex data analysis models. The platform is expected to establish a quantitative risk management system utilizing ETL data integration (Extract, Transform, Load) as its core, and then optimize trading portfolios by incorporating a combination of various factors and strategies in order to effectively control risks and sustain business development.

Disposition of the Used Luxury Car Leasing Business

Historically, one of our core businesses has been the used luxury car leasing business conducted through Beijing Tianxing Kunlun Technology Co. Ltd (“Beijing Tianxing”), an entity we controlled via certain contractual arrangements. Beijing Tianxing offers our customers the opportunity to rent luxury pre-owned automobiles in Beijing, Shanghai, Zhejiang and Chengdu, China.

On August 28, 2020, the Company, Vision Loyal Limited (“Vision Loyal”), HC High Summit Limited (“HC High HK”) and HC High Summit Holding Limited (“HC High BVI”) entered into certain share purchase agreement (the “Disposition SPA”). HC High BVI, our wholly-owned subsidiary, is the sole shareholder of HC High HK, a company incorporated under the laws of the Hong Kong S.A.R. of the PRC. HC High HK is the sole shareholder of Hao Limo which, via a series of contractual arrangements, controls Beijing Tianxing. Pursuant to the Disposition SPA, HC High BVI agreed to sell HC High HK in exchange for nominal consideration of $1.00, based on a valuation report rendered by an independent third party valuation firm, Beijing North Asia Asset Assessment Firm The transaction contemplated by the Disposition SPA is hereby referred as the Disposition.

Upon the closing of the Disposition on August 28, 2020, Vision Loyal became the sole shareholder of HC High HK and, as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by HC High HK.

Competition

We mainly compete against other large domestic commodity metal product trading service providers such as Xiamen International Trade Group Corp, Ltd. Currently, the principal competitive factors in the non-ferrous metals commodities trading business are price, product availability, quantity, service, and financing terms for purchases and sales of commodities.

Applicable Government Regulations

Huamucheng has obtained all material approvals, permits, licenses and certificates required for our non-ferrous metals commodities trading operations, including registrations from the local business and administrative department authorizing the purchase of raw materials.

Qianhai Baiyu has obtained all material approvals, permits, licenses and certificates required for providing supply chain management, design, consultation and related services, including registrations from the local business and administrative department authorizing the purchase of raw materials.

Corporate Information

TD Holdings, Inc. is a holding company that was incorporated under the laws of the State of Delaware on December 19, 2011.

Our principal executive offices are located at 25th Floor, Block C, Tairan Building, No. 31 Tairan 8th Road, Futian District, Shenzhen, Guangdong, China 518000. Our telephone number is +86 (0755) 88898711. Our NASDAQ symbol is GLG, and we make our SEC filings available on the Investor Relations page of our website, http://ir.imbatcar.com/. Information contained on our website is not part of this prospectus.

THE OFFERING

Issuer:	TD Holdings, Inc.

Shares of common stock offered by us:	Up to 15,700,000 Purchase Notice Shares with an aggregate offering price of up to $40.0 million that we may sell to White Lion Capital from time to time at our sole discretion over the commitment term as set forth in the Purchase Agreement, plus 75,000 Commitment Shares issued to White Lion Capital as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement and 25,000 Initial Consideration Shares issued to the placement agent as initial consideration for the placement and sale of our common stock under this prospectus supplement, in accordance with the Placement Agency Agreement. We will not receive any cash proceeds from the issuance of the Commitment Shares.

Shares of common stock outstanding before this offering:	79,131,207

Shares of common stock to be outstanding immediately after this offering (1):	Up to 94,931,207 shares, assuming the issuance of 75,000 Commitment Shares, 25,000 Initial Consideration Shares and sales of 15,700,000 additional Purchase Notice Shares. The actual number of shares to be issued will vary depending on the sales prices under this offering, but will not be greater than 15,800,000, which number includes the 75,000 Commitment Shares, 25,000 Initial Consideration Shares and up to 15,700,000 additional Purchase Notice Shares, in the aggregate representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement, unless such sales are made in accordance with applicable rules of The Nasdaq Stock Market LLC.

Manner of offering:	Issuance of 75,000 Commitment Shares to White Lion Capital in consideration for entering into the Purchase Agreement, and additional up to 15,700,000 Purchase Notice Shares to White Lion Capital from time to time, subject to certain minimum stock price requirements, and daily and other limitations, for an aggregate offering price of up to $40.0 million. Additionally, 25,000 Initial Consideration Shares shall be issued to the placement agent as initial consideration for the placement and sale of our common stock under this prospectus supplement. See “The White Lion Transaction” and “Plan of Distribution.”

Use of proceeds:	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our shares of common stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 5 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol:	GLG

(1)	The number of shares of our common stock to be outstanding immediately after this offering is based on 79,131,207 shares of common stock outstanding as of January 15, 2021, and excludes, as of such date, 1,363,370 shares of common stock issuable upon exercise of the warrants outstanding.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risk Factors Relating to This Offering

Sales of our common stock to White Lion Capital may cause substantial dilution to our existing stockholders and the sale of the shares of our common stock acquired by White Lion Capital could cause the price of our common stock to decline.

This prospectus supplement relates to the offering of 75,000 Commitment Shares, 25,000 Initial Consideration Shares and up to additional 15,700,000 Purchase Notice Shares from time to time, subject to certain minimum stock price requirements, and daily and other caps, for an aggregate offering price of up to $40.0 million that we may issue and sell to White Lion Capital from time to time pursuant to the Purchase Agreement. It is anticipated that shares offered to White Lion Capital in this offering will be sold from time to time during a certain commitment period as defined in the Purchase Agreement. The number of shares ultimately offered for sale to White Lion Capital under this prospectus supplement is dependent upon the number of shares we elect to sell to White Lion Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline.

White Lion Capital may ultimately purchase all, some or none of the Purchase Notice Shares. After White Lion Capital has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to White Lion Capital by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to White Lion Capital in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to White Lion Capital.

The maximum amount of shares to be sold under each purchase notice shall be determined by the lesser of 200% of the average daily trading volume, as defined in the Purchase Agreement, or $1.0 million divided by the highest closing price of our common stock over the most recent five (5) business days including the date of the purchase notice. The initial investment limit of White Lion Capital’s committed obligation to purchase under each purchase notice shall not exceed $1.0 million (the “Investment Limit”), unless waived by White Lion Capital. The extent to which we rely on White Lion Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. The aggregate number of shares that we can sell to White Lion Capital under the Purchase Agreement (the “Exchange Cap”) may in no case exceed 15,775,000 shares of our common stock (which is equal to approximately 19.99% of the common stock outstanding on the date of the Purchase Agreement), including the 75,000 Commitment Shares, unless stockholder approval is obtained to issue more or such sales otherwise would comply with the listing rules of The Nasdaq Stock Market, LLC, in which case the Exchange Cap will not apply.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a smaller reporting company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our common stock, whether by us or our stockholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities. In addition, the issuance and sale by us of additional shares of our common stock or securities convertible into or exercisable for shares of our common stock, or the perception that we will issue such securities, could reduce the trading price for our common stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of shares of common stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our common stock and this may have a negative impact on the market price of our common stock.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares of our common stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The price of our common stock may be volatile or may decline, which may make it difficult for investors to resell shares of our common stock at prices they find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	changes in the economic performance or market valuations of other microcredit companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar; and

●	general economic or political conditions in China.

●	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

●	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	actions by institutional shareholders;

●	fluctuations in the stock price and operating results of our competitors;

●	general market conditions and, in particular, developments related to market conditions for the financial services industry;

●	proposed or adopted regulatory changes or developments;

●	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

●	domestic and international economic factors unrelated to our performance.

The stock market has experienced significant volatility recently. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified above in “Forward-Looking Statements.”

Accordingly, the shares of our common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Volatility in our Common Stock price may subject us to securities litigation.

The market for our Common Stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our certificate of incorporation allows for our board of directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 1,000,000 shares of our preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

Risk Factors Relating to Our Newly Acquired of Supply Chain Service Business

Acquisitions or strategic investments we have made or may make could turn out to be unsuccessful.

As part of our strategy, we frequently monitor and analyze acquisition or investment opportunities that we believe will create value for our shareholders. For example, in October 2020, we acquired Qianhai Baiyu and plan to leverage Qianhai Baiyu’s experiences and technique to expand our operations in the commodity supply chain service field.

However, our acquisition of Qianhai Baiyu or future acquisitions and investments could involve numerous risks that may prevent us from fully realizing the benefits that we anticipated as a result of the transaction. These risks include the failure to derive any commercial value from the acquired technology, products and intellectual property including as a result of the failure to obtain regulatory approval or to monetize products once approved, as well as risks from lengthy product development and high upfront development costs without guarantee of successful results. Patents and other intellectual property rights covering acquired technology and/or intellectual property may not be obtained, and if obtained, may not be sufficient to fully protect the technology or intellectual property. We may be subject to liabilities, including unanticipated litigation costs, that are not covered by indemnification protection we may obtain. As we pursue or consummate a strategic acquisition or investment, we may value the acquired or funded company incorrectly, fail to successfully manage our operations as our asset diversity increases, expend unforeseen costs during the acquisition or integration process, or encounter other unanticipated risks or challenges. Once an investment is made, we may fail to value it accurately, properly account for it in our consolidated financial statements, or successfully divest it or otherwise realize the value which we originally invested or have subsequently reflected in our consolidated financial statements. Any failure by us to effectively limit such risks as we implement our acquisitions or strategic investments could have a material adverse effect on our business, financial condition or results of operations and may negatively impact our net income and cause the price of our securities to fall.

Our Commodity Trading and Supply Chain Service Businesses are susceptible to volatility due to ongoing uncertainty as a result of ongoing international and domestic pandemic response and recovery efforts.

Our Commodity Trading and Supply Chain Services Businesses have been relatively stable since May 2020 when the COVID-19 pandemic has been brought under control in Shenzhen China. As of date of this prospectus, we are continuing to execute our pandemic response plan and planning to best position our company to emerge as strong as possible when the COVID-19 pandemic officially ends. However, our Commodity Trading and Supply Chain Services Businesses are is still susceptible to volatility due to ongoing international and domestic pandemic response and recovery efforts. Despite our diligent efforts to monitor and respond as appropriate to the impacts of the pandemic on our Commodity Trading and Supply Chain Services Businesses, there remains a fair degree of uncertainty regarding the potential impact of the pandemic on our business, from both a financial and operational perspective, and the scope and costs associated with additional measures that may be necessary in response to the pandemic going forward.

If customers of our supply chain services are able to reduce their logistics and supply chain costs or increase utilization of their internal solutions, our supply chain services business and operating results may be materially and adversely affected.

Qianhai Baiyu has a supply chain infrastructure, which includes processing, logistics, warehousing and terminals. Utilizing its customer base, industry experience, and expertise in the commodity trading industry, Qianhai Baiyu serves as a one-stop commodity supply chain service and digital intelligence supply chain platform integrating upstream and downstream enterprises, warehouses, logistics, information, and futures trading.

A major driver for merchants and other customers to use third-party logistics and supply chain service providers is the high cost and degree of difficulty associated with developing in-house logistics and supply chain expertise and operational efficiencies. If, however, our customers are able to develop their own logistics and supply chain solutions, increase utilization of their in-house supply chain, reduce their logistics spending, or otherwise choose to terminate our services, our logistics and supply chain management business and operating results may be materially and adversely affected.

USE OF PROCEEDS

We may receive up to $40.0 million in aggregate gross proceeds under the Purchase Agreement from sales of Purchase Notice Shares we may make to White Lion Capital after the date of this prospectus supplement. We estimate that the net proceeds to us from the sale of our common stock to White Lion Capital pursuant to the Purchase Agreement will be up to approximately, but not exceeding, $40.0 million over a commitment period as defined in the Purchase Agreement, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to White Lion Capital under the Purchase Agreement, and after estimated fees and expenses. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, other than the Commitment Shares, for which we will receive no cash consideration, the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.

We intend to use the net proceeds from this offering for the expansion of our commodities trading and supply chain management business, working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the timing and allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on September 30, 2020 was approximately $93,908,570, or $1.3202 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. Upon our issuance of 8,000,000 shares of common stocks for net proceeds of $20,000,000 on November 20, 2020, our adjusted net tangible book value on September 30, 2020 was approximately $113,908,570, or 1.4395 per share. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the 75,000 Commitment Shares, 25,000 Initial Consideration Shares and the sale of up to $40.0 million of Purchase Notice Shares (without giving effect to the Exchange Cap) at an assumed offering price of $1.92 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on January 15, 2021, and after deducting estimated offering expenses payable by us, and adjusted to our issuance of 8,000,000 shares of common stocks for net proceeds of $20,000,000 on November 20, 2020, our net tangible book value as of September 30, 2020 would have been $142,076,050, or $1.4966 per share of common stock. This represents an immediate increase in net tangible book value of $0.0571 per share to our existing stockholders and an immediate decrease in net tangible book value of $0.4234 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share	$1.92
Net tangible book value per share as of September 30, 2020, adjusted for issuance of 8,000,000 shares of common stocks on November 20, 2020	$1.4395
Increase in net tangible book value per common stock to existing investors	$0.0571

As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering, adjusted for issuance of 8,000,000 shares of common stocks on November 20, 2020	$1.4966
Net dilution per share to White Lion Capital	$0.4234

The above discussion and table are based on 79,131,207 shares outstanding as of January 15, 2021, and excludes, as of such date, 1,363,370 shares of common stock issuable upon exercise of the warrants outstanding.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional common stock in the future, there may be further dilution.

THE WHITE LION TRANSACTION

General

On January 19, 2021, we entered into the Purchase Agreement with White Lion Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, White Lion Capital is committed to purchase up to 15,700,000 Purchase Notice Shares with an aggregate offering price of up to $40.0 million from time to time over the commitment period as defined in the Purchase Agreement. As consideration for entering into the Purchase Agreement, we agreed to issue 75,000 Commitment Shares to White Lion Capital. We have also agreed to issue 25,000 Initial Consideration Shares to the placement agent as initial consideration for the placement and sale of our common stock under this prospectus supplement.

We are filing this prospectus supplement with regard to the offering of our common stock consisting of (i) the Commitment Shares, (ii) 25,000 Initial Consideration Shares, and (iii) additional up to 15,700,000 Purchase Notice Shares.

Purchase of Shares under the Purchase Agreement

On any trading day selected by us, provided that the closing price of our common stock on the date of purchase notice is greater than or equal to $1.20, we have the right, but not the obligation, to present White Lion Capital with a purchase notice, directing White Lion Capital (as principal) to purchase up to certain amount shares of our common stock. The maximum number of common stocks to be sold under each purchase notice shall be determined by the lesser of 200% of the average daily trading volume, or $1.0 million divided by the highest closing price of our common stock over the most recent five (5) business days including the date of the purchase notice. The Investment Limit of White Lion Capital’s committed obligation to purchase under each purchase notice shall not exceed the Investment Limit. Notwithstanding the foregoing, White Lion Capital may waive the limit on the purchase notice as described above at any time to purchase additional shares under a purchase notice, subject to the conditions and limitations set forth in the Purchase Agreement.

A purchase notice shall be deemed delivered to White Lion Capital on (i) the business day it is received by email by the White Lion Capital if such notice is received on or prior to 4:00 p.m. New York time or (ii) the next business day if it is received by email after 4:00 p.m. New York time on a business day or at any time on a day which is not a business day, or Purchase Notice Date. White Lion Capital shall deposit that certain dollar amount which is 50% of the closing price of our common stock on Purchase Notice Date multiplied by the number of shares listed in each purchase notice as escrow deposit into an escrow account. The deposit shall be completed by the second business day following the Purchase Notice Date. The number of Purchase Notice Shares referenced in each purchase notice shall be delivered to White Lion Capital by the second business day after the escrow agent notifies us the White Lion Capital’s deposit payment. The purchase price of our common stock shall be 90% of the lowest daily volume-weighted average price of our common stock during the period of three business days prior to the closing of each purchase notice. White Lion Capital shall deliver any remaining balance of the applicable investment amount and instructions to disburse of funds from the escrow account to us on the second business day after the shares referenced on purchase notice are delivered, or Closing Date.

The aggregate number of shares that we can sell to White Lion Capital under the Purchase Agreement may in no case exceed the Exchange Cap. White Lion Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement, provided that the closing price of the common stock on the Purchase Notice Date is greater than or equal to $1.20, and subject to the Investment Limit, as more particularly described below.

In the event that the purchase price is lower than $1.20, White Lion Capital is not obligated to purchase all shares of common stock referenced in applicable purchase notice and may at its sole discretion deliver the amount up to certain purchase notice amount, as defined in the Purchase Agreement, to us. White Lion Capital shall return any balance of unsold shares referenced in applicable purchase notice to us on the Closing Date. In the event that White Lion Capital’s committed investment amount of a purchase notice exceeds $1,000,000 but less than $1,300,000, White Lion Capital shall waive $1,000,000 investment limit for that applicable purchase notice. In the event that the investment amount exceeds $1,300,000, White Lion Capital’s committed investment amount is $1,300,000 and shall return the balance of unsold amount of shares under applicable purchase notice to us on the Closing date.

There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We do not pay any additional amounts to reimburse or otherwise compensate White Lion Capital in connection with the transaction.

Escrow Deposit Account

On January 19, 2021, we entered into an escrow deposit agreement with White Lion Capital, Univest, and Wilmington Trust, N.A. (the “Escrow Agent”) to establish an escrow account with the Escrow Agent in connection with the transaction contemplated by the Purchase Agreement. The deposit funds to be made by White Lion Capital shall not be released by the Escrow Agent unless the Escrow Agent receives a joint instruction issued by White Lion Capital, Univest, and us. All funds deposited to the escrow account by the Investor shall remain the property of Investor and shall not be subject to any lien or charge by Escrow Agent or by judgment or creditors' claims against the Company until released or eligible to be released to Company in accordance to the escrow agreement.

Termination Rights

We or White Lion Capital may terminate the Purchase Agreement at any time only upon a material breach of the Purchase Agreement by written notice to the breaching party. In addition, the Purchase Agreement shall automatically terminate on the earlier of (i) the end of the commitment period as defined in the Purchase Agreement; (ii) the date in which our registration statement on Form S-3 (File No. 333-239757) is no longer effective, or (iii) the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of our creditors.

No Short-Selling by White Lion Capital

White Lion Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of White Lion Capital to sell any or all of the shares it currently owns or receives in this offering. It is anticipated that shares sold to White Lion Capital in this offering will be sold to White Lion Capital during the commitment period as defined in the Purchase Agreement. The subsequent resale by White Lion Capital of our common stock may cause the market price of our common stock to decline or to be highly volatile. White Lion Capital may ultimately purchase all, some or none of the shares of common stock remaining after the 75,000 Commitment Shares under this prospectus supplement. White Lion Capital may resell all, some or none of the Commitment Shares and any additional Purchase Notice Shares it acquires. Therefore, sales to White Lion Capital by us pursuant to the Purchase Agreement and this prospectus supplement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to White Lion Capital.

Amount of Potential Proceeds to be Received under the Purchase Agreement

Under the Purchase Agreement, we may sell up to 15,700,000 Purchase Notice Shares having an aggregate offering price of up to $40.0 million to White Lion Capital from time to time. The number of shares ultimately offered for sale to White Lion Capital in this offering is dependent upon the number of shares we elect to sell to White Lion Capital under the Purchase Agreement. In addition, White Lion Capital will not be required to buy Purchase Notice Shares pursuant to a purchase notice that was received by White Lion Capital on any business day on which the last closing trade price of our common stock on The Nasdaq Capital Market (or alternative national exchange in accordance with the Purchase Agreement) is below $1.20. The following table sets forth the amount of proceeds we would receive from White Lion Capital from the sale of shares at varying purchase prices per purchase notice:

Assumed Average Purchase Price	Proceeds from the Sale of Shares to White Lion Capital Under the Purchase Agreement Registered in this Offering	Number of Shares to be Issued in this Offering at the Assumed Average Purchase Price (1)	Percentage of Outstanding Shares After Giving Effect to the Shares Issued to White Lion Capital (2)
$1.20	$999,999.60	833,333	1.05%
$1.50	$999,999.00	666,666	0.84%
$1.92(3)	$999,999.36	520,833	0.65%
$2.00	$1,000,000.00	500,000	0.63%
$3.00	$999,999.00	333,333	0.42%
$5.00	$1,000,000.00	200,000	0.25%
$10.00	$1,000,000.00	100,000	0.13%

(1)	Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to an aggregate purchase price of $40.0 million, plus the 75,000 Commitment Shares, while giving effect to the Exchange Cap.

(2)	The denominator is based on 79,131,207 shares outstanding as of January 15, 2021, adjusted to include the issuance of the number of shares set forth in the adjacent column which we would have sold to White Lion Capital. The numerator is based on the number of shares which we may issue to White Lion Capital under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column.

(3)	The closing sale price of our common stock on January 15, 2021.

DIVIDEND POLICY

We did not declare or pay any dividend in 2020 and do not plan to do so in the foreseeable future. Although we intend to retain our earnings, if any, to finance the growth of our business, our board of directors will have the discretion to declare and pay dividends in the future, subject to applicable PRC regulations and restrictions as described below. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

In addition, due to various restrictions under PRC laws on the distribution of dividends by wholly foreign-owned enterprise, we may not be able to pay dividends to our stockholders. The Foreign Investment Law, promulgated in March 15, 2019 and became effective on January 1, 2020, and the Implementation Regulations for the Foreign Investment Law, promulgated in December 26, 2019 and became effective on January 1, 2020, are the key regulations governing distribution of dividends of foreign-invested enterprises. According to the applicable regulations, a wholly foreign-owned enterprise in China, or a WFOE, may pay dividends only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a WFOE is required to allocate at least 10% of its accumulated after-tax profits each year, if any, to statutory reserve funds unless its reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends. The proportional ratio for withdrawal of rewards and welfare funds for employees shall be determined at the discretion of the WFOE. Profits of a WFOE shall not be distributed before the losses thereof before the previous accounting years have been made up. Any undistributed profit for the previous accounting years may be distributed together with the distributable profit for the current accounting year. If we or our subsidiaries and affiliates are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our common stock.

PLAN OF DISTRIBUTION

White Lion Capital as Underwriter

The common stock offered hereunder may be sold or distributed from time to time by White Lion Capital directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Accordingly, with regard to our common stock offered hereunder that is sold or distributed from time to time by White Lion Capital under the Purchase Agreement, White Lion Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. In any such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents

●	“at the market” into an existing market for the common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

White Lion Capital has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. White Lion Capital has informed us that each such broker-dealer will receive commissions from White Lion Capital that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor White Lion Capital can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between White Lion Capital or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to White Lion Capital. We have agreed to indemnify White Lion Capital and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

 White Lion Capital has represented to us that at no time prior to the Purchase Agreement has White Lion Capital or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or which establishes a net short position with respect to our common stock. White Lion Capital agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

Because White Lion Capital is an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We have also advised White Lion Capital that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Information About White Lion Capital

Immediately prior to the date of the Purchase Agreement, White Lion Capital did not beneficially own any shares of our common stock.  White Lion Capital LLC is deemed to be beneficial owner of all of the shares of common stock owned by White Lion Capital. Sam Yaffa has shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. White Lion Capital is not a licensed broker dealer or an affiliate of a licensed broker dealer.

Placement Agency Agreement with Univest Securities LLC

Pursuant to a placement agent agreement dated January 6, 2021, we have engaged Univest Securities, LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Under the terms of the placement agent agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our common stock in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and White Lion Capital. The placement agent agreement does not give rise to any commitment by the placement agent to purchase any of our common stock, and the placement agent will have no authority to bind us by virtue of the placement agent agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We are entering into the Purchase Agreement directly with White Lion Capital in connection with this offering, and we will only sell to White Lion Capital in connection with the Purchase Agreement.

We have agreed to pay the placement agent a total cash fee equal to 7% of the gross proceeds of this offering as well as 25,000 Initial Consideration Shares as initial consideration for the placement and sale of our common stock under this prospectus supplement. We have agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $55,000.

Neither we nor White Lion Capital can presently estimate the amount of compensation that the placement agent will receive.

Right of First Refusal

We have agreed to grant the placement agent a right of first refusal for a period beginning from January 6, 2021, until December 31, 2021, if we decide to conduct an offering using an underwriter or placement agent in the U.S. to act as lead managing underwriter and lead left book runner or minimally as a co-lead manager and co-lead left book runner and/or co-lead left placement agent with at least 50% of the economics for a two-way transaction, or at least 25% of the economics for a three-way transaction with respect to the terms of any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the shares of common stock and warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC located at 18 Lafayette Place, Woodmere, NY 11598. Our transfer agent’s phone number is (212)828-8436.

Listing

Our shares of common stock are quoted on the NASDAQ Capital Market under the trading symbol “GLG.”

LEGAL MATTERS

Certain legal matters governed by the laws of the State of Delaware with respect to the validity of the offered securities will be passed upon for us by Hunter Taubman Fischer & Li, LLC, New York, New York.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended December 31, 2018 and 2019 have been audited by BDO China Shu Lun Pan Certified Public Accountants LLP and Friedman LLP, respectively, independent registered public accounting firms, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference into this prospectus supplement the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 29, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on June 26, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 14, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 13, 2020;

●	our Current Reports on Form 8-K filed with the SEC on June 15, 2020, June 30, 2020, July 28, 2020, August 28, 2020, October 29, 2020, November 24, 2020, December 16, 2020, January 8, 2021, and January 12, 2021;

●	Definitive Proxy Statement on Schedule 14A filed with the SEC on February 7, 2020; and

●	the description of the Common Stock, $0.001 par value per share, contained in the Registrant’s registration statement on Form 8-A (File No. 001-36055) filed with the Commission on August 12, 2013, pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus supplement is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

TD Holdings, Inc.

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

+86 (0755) 88898711

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the directors and officers are not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence.

In addition, our certificate of incorporation contains provisions which states that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Company shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholder or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov.

For further information with respect to our shares of common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

PROSPECTUS

TD Holdings, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer to the public from time to time in one or more series or issuances of common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, debt securities consisting of debentures, notes or other evidences of indebtedness, units consisting of a combination of the foregoing securities, or any combination of these securities

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, see the section entitled “Plan of Distribution” on page 6.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “GLG.” On July 29, 2020, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $2.89 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates is approximately $176.61 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the Warrants may be offered and sold. If necessary, the specific manner in which the Warrants may be offered and sold will be described in a supplement to this prospectus.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 5 and in the documents which are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $100,000,000. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “TD Holdings,” “Company,” “we,” “our” and “us” refer to TD Holdings, Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

TD Holdings, Inc., (formerly known as Bat Group, Inc.) has become a used luxurious car leasing business as well as a commodities trading business operating in China since the disposition of its direct loans, loan guarantees and financial leasing services to small-to-medium sized businesses, farmers and individuals (the “Micro-lending Business”) in July 2018. Our current operations consist of leasing of luxurious pre-owned automobiles and operation of a non-ferrous metal commodities trading business.

The Company operates a luxurious car business that is conducted under the brand name “Batcar” through the Company’s VIE entity, Beijing Tianxing Kunlun Technology Co. Ltd (“Beijing Tianxing”), from its headquarters in Beijing. The Company also conducts a commodities trading business via its other VIE entity, Shenzhen Huamucheng Trading Co., Ltd. (“Huamucheng”).

Our Business

Used Luxurious Car Leasing Business

During the twelve months ended December 31, 2019, the Company, through Beijing Tianxing, offers our customers the opportunity to rent luxurious pre-owned automobiles in Beijing, Shanghai, Zhejiang and Chengdu, China. Currently the Company has eleven used luxurious cars with net book value of approximately US$ 2.43 million. To determine the model of vehicles to be purchased, we collect data related to customers’ demands and preferences through sales and online promotions. Our professional procurement personnel will then compare models of vehicles offered by different sellers. The decision to purchase a specific vehicle is based on a number of considerations including time of delivery, vehicle condition, vehicle safety feature, mileage, repairing and maintenance history, accidents history, market scarcity, and etc. For the years ended December 31, 2019 and 2018, the Company earned income from operating lease of $1,830,148 and $488,062, respectively.

Commodities Trading Business

In order to diversify the Company’s business, on November 22, 2019, the Company’s indirectly   wholly owned subsidiary Hao Limo Technology (Beijing) Co., Ltd. (“Hao Limo”) entered into a series of agreements (the “Huamucheng VIE Agreements”) with Huamucheng and the shareholders of Huamucheng who collectively hold 100% of Huamucheng.

Through Huamucheng’s VIE structure, the Company launched its commodities trading operations. Huamucheng focuses on trading of non-ferrous metal commodities such as aluminum, copper, silver, and gold, and is striving to become an emerging platform in the non-ferrous metal e-commerce industry by offering all participants in the non-ferrous metal e-commerce industry a seamless, one-stop transaction experience. In connection with the commodity trading business, the Company primarily generates revenues from sales of commodities products and providing of supply chain management services such as loan recommendation and distribution services to customers in the PRC.

In December 2019, the Company generated revenue of $100,427 from commodities trading business and $562,586 from supply chain management services (including loan recommendation service fee of $323,623 and distribution service fee of $238,963), respectively.

Our Services

Used Luxurious Car Leasing Business

Renting Service

We rent our luxurious cars to both our individual and corporate customers from our stores in Beijing, Shanghai, Zhejiang and Chengdu. The rental price varies based on the rental term which ranges from one day to one month; the longer the rental term, the cheaper the price. The daily rental price is the highest, while the average weekly rental prices and average monthly rental prices are 10% to 20% and 20% to 30% cheaper, respectively, than that of the daily rental price.

Customers can confirm the time and place for vehicle delivery and rental term via SMS messages, phone calls or face-to-face communication with our sales personnel, as well as through our website and WeChat Applet. Our sales personnel will then deliver the vehicle to the customers as designated. The customer, before signing the car rental agreement, will inspect the vehicle in person and pay the rent along with the deposit with their credit card, Wechat Pay or Alipay. The customer is responsible for the gas, toll, and any other expenses related to the use of the vehicle during the rental term.

Our operations for our luxury vehicle leasing business consists of the following 7 steps:

1)	Pre-lease Preparation: Our asset management personnel are regularly scheduled to conduct comprehensive inspections, repairs, maintenance, and cleaning of the vehicles.

2)	Lease Preparation: Our sales personnel will introduce to the customer in detail information regarding our car rental conditions, price, distance and time limit, required procedures, the main contents of the rental contract terms, other rental instructions, and related services.

3)	Paperwork Preparation: Individual customers are required to provide their original identification card, driver’s license, and house or land ownership certificate. Corporate customers are required to provide their company’s business license, enterprise organization code certificate, and the legal person’s power of attorney and driver’s license.

4)	Signing the Contract: Before signing the contract, our personnel will repeat to the customer material terms of the rental contract. After filling in the vehicle’s information and other rental terms, the customer will be required to enter their personal information and sign the contract.

5)	Rent and Deposit Prepayment: The prepayment of rental fees and the deposit must be paid by the customer prior to renting the vehicle. The amount of the prepayment is determined by the rental duration and price of the vehicle.

6)	Delivery Inspection: When the vehicle is delivered to the customer, the sales personnel will hand over the vehicle key, instructions, and other accessories such as data cables and mobile phone holders. The sales personnel will then guide the customer through a thorough vehicle inspection including the exterior, steering system, braking system, lubrication system, coolant, tires, and lights. After the vehicle inspection is completed, the customer will be asked to fill in an inspection form, of which both the customer and the sales department will retain a copy.

7)	Guidance on Operating the Luxury Vehicle: The sales personnel will explain the operation of the luxury vehicle to the customer according to its performance and characteristics so as to mitigate any damage caused by mishandling. Customers will also be reminded to keep their communications open at all times during the rental period.

Car Pooling Service with Peer Companies

In addition to directly renting to customers, we also rent to other auto rental companies in a similar fashion but at a discounted rate. We and our peer companies have formed a vehicle pool consisting of all available pre-owned vehicles. In the scenario where a customer places a rental order with a company which does not currently have the requested vehicle in stock, another company in the vehicle pool possessing the requested vehicle will rent it to the company at a discounted price upon its request.

Commodities Trading Business

Business Model

We source bulk commodity from non-ferrous metal mines or its designated distributors and sell to manufactures who need these metals in large quantities. We work with many upstream suppliers in the sourcing of commodities. Suppliers we source from include various metal and mineral suppliers such as Kunsteel Group, Baosteel Group, Aluminum Corporate of China Limited, Yunnan Benyuan, Yunnan Tin, and Shanghai Copper. Potential customers include large infrastructure companies such as China National Electricity, Datang Power, China Aluminum Foshan International Trade, Tooke Investment (China), CSSC International Trade Co., Ltd., Shenye Group, and Keliyuan.

The Company has entered into a Warehousing Agreement with Foshan Nanchu to designate it as the Company’s warehouse. The Company’s criteria for choosing its warehouse is based primarily on the convenience of its location for transportation, which is highly conducive to the transportation of non-ferrous metal commodities, and secondarily based on its storage price.

Our inventory management procedure involves (1) an Application for Storage, (2) Storage of the Commodities, (3) an Application for Shipment, and (4) Shipment of Commodities, which are further described below.

1)	Application for Storage

○	The upstream suppliers apply for storage with the Company’s leased warehouse center upon the sale of commodities to the Company. The application requires information including the commodities’ production company, brand, specifications, weight, quantity, and storage time.

2)	Storage of the Commodities

○	Upon the arrival of the commodities at the warehouse, the warehouse checks and accepts the commodities according to the delivery instructions provided by the transportation company, ensuring that the delivery instructions, storage application, and the delivered commodities are all consistent.

○	Upon acceptance, the warehouse scans and places the commodities into sorted storage. The warehouse then issues a certificate of inspection, which includes information such as the brand name, specifications, weight, quantity, packaging information, arrival time, storage location and other information of the received commodities. The certificate of inspection is then signed and stamped by the delivery driver, the warehouse manager, and the warehouse. Four copies of the certificate of inspection are made, two of which are provided to the transportation company and the supplier.

3)	Application for Shipment

○	The downstream customers apply for shipment with the warehouse upon the purchase of Commodities from the Company. The application requires information including the production company, brand, specifications, weight, quantity, delivery time, and storage location number.

○	The downstream customers also fill in a delivery entrustment letter, including the name of the delivery company, the name of the delivery person, his or her ID number, the delivery vehicle’s license plate number, the time, quantity, and information regarding the warehouse for delivery.

4)	Shipment of Commodities

○	The warehouse prepares the commodities in advance according to the pick-up time and the Application for Shipment.

○	Upon arrival of the pick-up driver at the warehouse, the Company reviews the identity of the pick-up driver according to the delivery entrustment letter.

○	Upon completing the loading of the commodities for shipment, the warehouse issues a certificate of sale, which includes information such as the brand name, specifications, weight, quantity, delivery time, and storage location number. The pick-up driver, warehouse manager, and the warehouse signs and stamps the certificate of sale. Four copies of the certificate of sale are made, two of which are provided to the transportation company and the customer.

Distribution Services

We offer a distribution service to bulk suppliers of precious metals by acting as a sales intermediary, procuring small to medium-sized buyers through our own professional sales team and channels and distributing to them the bulk precious metals of the suppliers. Upon the execution of a purchase order from our sourced buyers, we charge the suppliers with a commission fee ranging from 1% to 1.5% of the distribution order, depending on the size of the order. In December 2019, the Company generated revenue of $238,963 from its distribution services.

Loan Recommendation and Referral Services

We offer to our downstream customers who require additional funding for the purchase of precious metals recommendations and referrals to third-party licensed financial institutions and small credit providers while assuming no credit risks ourselves. When our recommendation and referrals are accepted and our downstream customers proceed with the loan, we charge our downstream customers between 2% to 5% of the loan principal as our referral fee. In December 2019, the Company generated revenue of $323,623 from its loan recommendation services.

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for working capital and other general corporate purposes. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation, our bylaws and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 110,000,000 shares, par value $0.001 per share, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended certificate of incorporation and bylaws, which have been filed previously with the SEC, and applicable provisions of Delaware law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of July 23, 2020, there were 68,963,229 shares of our common stock issued and outstanding, held of record by approximately 276 stockholders. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no cumulative voting rights, including with respect to the election of directors.

Subject to preferential rights with respect to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. Pursuant to Section 281 of Delaware General Corporation Law, in the event of our dissolution, the holders of common stock are entitled to the remaining assets after payment of all liabilities of the company.

Our common stock has no preemptive or conversion rights or other subscription rights.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, no shares of preferred stock were designated or issued and outstanding. Our board may fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hunter Taubman Fischer & Li LLC of New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2019 and for the fiscal year ended December 31, 2019 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company as of December 31, 2018 and for the fiscal year ended December 31, 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.summitwireless.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Common Stock in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 29, 2020;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on June 26, 2020;

●	Our Current Reports on Form 8-K, filed with the SEC on January 10, 2020, January 22, 2020, February 5, 2020, March 2, 2020, March 12, 2020, March 23, 2020, March 27, 2020, May 15, 2020, June 15, 2020, June 30, 2020 and July 28, 2020; and

●	Our Registration Statement on Form 8-A, filed with the SEC on August 12, 2013, including any amendments or reports filed for the purpose of updating the description of our common stock therein.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

TD Holdings, Inc.

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

+86 (010) 59441080

Copies of these filings are also available on our website at www.ir.imbatcar.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

Up to 15,800,000 of Shares of Common Stock

TD HOLDINGS, INC.

Prospectus Supplement

January 19, 2021